Exhibit 11.1

                            WALDEN RESIDENTIAL PROPERTIES, INC.
                          COMPUTATION OF NET INCOME PER SHARE (1)
                          (In thousands, except per share amounts)
                                        (Unaudited)

                                                      Year Ended
                                                     December 31,
                                                  -----------------     February 9 through
                                                  1996         1995    December 31, 1994
                                                  ----         ----    -----------------
  Income before extraordinary item . . . .      $19,122      $10,685        $ 5,356
  Extraordinary loss on debt
    extinguishment . . . . . . . . . . . .       (1,848)      (1,352)           --
                                                -------      -------        -------
  Net income . . . . . . . . . . . . . . .       17,274        9,333          5,356
  Preferred distributions. . . . . . . . .       (4,092)        (922)           --
                                                -------      -------        -------
  Net income available to common
    stockholders . . . . . . . . . . . . .      $13,182      $ 8,411        $ 5,356
                                                =======      =======        =======
  Income per share - Primary:
   Before extraordinary item, less
     preferred distributions . . . . . . .      $  1.02      $   .80        $   .62
   Extraordinary loss on debt
     extinguishment. . . . . . . . . . . .         (.12)        (.11)           --
                                                -------      -------        -------
   Net income available to common
     stockholders. . . . . . . . . . . . .      $   .90      $   .69        $   .62
                                                =======      =======        =======
  Income per share - Additional Primary (2):
   Before extraordinary item, less
     preferred distributions . . . . . . .      $  1.02      $   .80        $   .62
   Extraordinary loss on debt
     extinguishment. . . . . . . . . . . .         (.13)        (.11)           --
                                                -------      -------        -------
   Net income available to common
     stockholders. . . . . . . . . . . . .      $   .89      $   .69        $   .62
                                                =======      =======        =======
  Income per share - Fully diluted (2):
   Before extraordinary item, less
     preferred distributions . . . . . . .      $  1.00      $   .80        $   .62
   Extraordinary loss on debt
     extinguishment. . . . . . . . . . . .         (.12)        (.11)           --
                                                -------      -------        -------
   Net income available to common
     stockholders. . . . . . . . . . . . .      $   .88      $   .69        $   .62
                                                =======      =======        =======
  Weighted average number of shares
    outstanding:
   Primary . . . . . . . . . . . . . . . .       14,720       12,155          8,689
   Dilutive effect of outstanding
     options . . . . . . . . . . . . . . .           83          --             --
                                                -------      -------        -------
   Additional Primary (2). . . . . . . . .       14,803       12,155          8,689
   Fully dilutive effect of
     outstanding options . . . . . . . . .          166           62            --
                                                -------      -------        -------
   Fully diluted (2) . . . . . . . . . . .       14,969       12,217          8,689
                                                =======      =======        =======

(1) Fully diluted net income per share does not include the convertible equity securities and preferred stock since they are anti-dilutive.

(2)   This calculation is submitted in accordance with Securities
      Exchange Act of 1934 Release No. 9083, although not required by APB Opinion No. 15, because it results in dilution of less than three percent.